UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2018

Tailored Brands, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	47-4908760 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)		77072 (Zip Code)

281-776-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On August 28, 2018, Tailored Brands, Inc. (the “Company”) issued a press release providing its preliminary earnings per share estimate for the second quarter ended August 4, 2018. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 and Exhibit 99.1 attached hereto is intended to be furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Act, except as expressly set forth by specific reference in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 28, 2018, the Company reported that Douglas S. Ewert has announced his intention to retire from his positions as the Company’s Chief Executive Officer (“CEO”) and as a member of the Company’s Board of Directors (the “Board”), effective September 30, 2018.

In connection with his retirement, Mr. Ewert entered into a Separation Agreement with Tailored Shared Services, LLC on August 28, 2018. In recognition of Mr. Ewert’s service to the Company and in consideration of his execution of a general release of claims, the Separation Agreement provides Mr. Ewert with the severance payments and benefits provided for in his existing employment agreement as if his employment were terminated by the Company for no reason, including (1) cash payments totaling $5,000,000, (2) a pro rata payment of his annual bonus to be paid in 2019, (3) the accelerated vesting of 77,205 unvested stock options and 70,422 deferred stock units currently held by Mr. Ewert, (4) the vesting of 43,319 deferred stock units currently held by Mr. Ewert, with 29,309 units vesting in 2019 and 14,010 units vesting in 2020 and (5) continued coverage under the Company’s group health plan for Mr. Ewert, his spouse and eligible dependents.  All unvested performance units currently held by Mr. Ewert will be forfeited and Mr. Ewert will remain subject to the restrictive covenants contained in his employment agreement, including covenants with respect to non-competition, non-solicitation, non-disparagement and confidentiality.

On August 22, 2018, Bruce K. Thorn resigned from his position as President and Chief Operating Officer of the Company, effective August 31, 2018, to pursue another opportunity.

In order to ensure a smooth transition and in light of the unexpected resignation of Mr. Thorn, Mr. Ewert also entered into a Consulting Agreement with Tailored Shared Services, LLC on August 28, 2018, pursuant to which Mr. Ewert will serve as a strategic advisor to the Company from October 1, 2018 through December 31, 2018, and will receive a consulting fee of $104,167 per month.

The foregoing summary descriptions of the Separation Agreement and Consulting Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Separation Agreement and Consulting Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated by reference herein.

(c)  In addition, Dinesh Lathi, who currently serves as Non-Executive Chairman of the Board, has been appointed Executive Chairman of the Board, effective immediately. The Company’s senior leaders will report to Mr. Lathi after Mr. Ewert’s departure and the Board will initiate a comprehensive search process to identify a successor CEO. Mr. Lathi’s biographical information and business experience are included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 10, 2018, and those descriptions are incorporated herein by reference. In connection with his appointment, effective October 1, 2018, Mr. Lathi will receive (1) an annual base salary of $1,000,000, (2) a potential annual incentive bonus target equal to 100% of his annual base salary pursuant to the Company’s 2016 Cash Incentive Plan, and (3) an equity grant consisting of time-vested deferred stock units with an aggregate value of $1,000,000.  In addition, Mr. Lathi will no longer serve on the Company’s Audit Committee.

Also, in light of Mr. Lathi’s new role, the Board appointed Theo Killion as lead independent director, effective immediately. Mr. Killion’s biographical information and business experience are included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 10, 2018, and those descriptions are incorporated herein by reference. The Board has not yet determined Mr. Killion’s compensation for serving as lead independent director.

A copy of the Company’s press release with respect to the matters addressed in this Item 5.02 is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibit is included in this Form 8-K:

Exhibit
Number	Description

10.1	Separation Agreement by and between Tailored Shared Services, LLC and Douglas S. Ewert dated August 28, 2018.

10.2	Consulting Agreement by and between Tailored Shared Services, LLC and Douglas S. Ewert dated August 28, 2018.

99.1	Press Release of the Company dated August 28, 2018.

99.2	Press Release of the Company dated August 28, 2018.

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Separation Agreement by and between Tailored Shared Services, LLC and Douglas S. Ewert dated August 28, 2018.

10.2	Consulting Agreement by and between Tailored Shared Services, LLC and Douglas S. Ewert dated August 28, 2018.

99.1	Press Release of the Company dated August 28, 2018.

99.2	Press Release of the Company dated August 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                  August 28, 2018

TAILORED BRANDS, INC.

By:	/s/ Brian T. Vaclavik
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer